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                                                                EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



The Board of Directors
DutchFork Bancshares, Inc.

     I consent to the use in the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission of my report, dated November 2, 1999, on the financial statements of Newberry Federal Savings Bank and Subsidiary as of September 30, 1999 and 1998 and for the three years then ended. I also consent to the reference to me under the headings "The Conversion - Effects of Conversion to Stock Form - Tax Effects," "Legal and Tax Opinions," and "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2.



                                    /s/ Clifton D. Bodiford
                                    -----------------------
                                    Clifton D. Bodiford
                                    Certified Public Accountant


Columbia, South Carolina
April 25, 2000